As filed with the Securities and Exchange Commission on April 23, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 22, 2020

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.200% Non-Cumulative Preferred Stock, Series CC	BAC PrC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series EE	BAC PrA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) On April 22, 2020, Bank of America Corporation (the “Corporation”) held its 2020 Annual Meeting of Shareholders.

(b) The Corporation’s shareholders elected all of the nominees for director; approved the advisory vote on executive compensation; and ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2020. The Corporation’s shareholders did not approve the shareholder proposals listed below. With respect to all matters subject to a vote, holders of the Corporation’s common stock, Series B Preferred Stock, and Series 1, 2, 4 and 5 Preferred Stock voted together as a class.

1. Electing directors:

	For	Against	Abstain	Broker Non-Votes
Sharon L. Allen	6,196,252,054	37,216,803	54,935,193	1,164,339,944
Susan S. Bies	6,176,747,125	56,479,562	55,177,363	1,164,339,944
Jack O, Bovender, Jr.	6,197,974,108	33,395,629	57,034,313	1,164,339,944
Frank P. Bramble, Sr.	6,110,641,687	120,992,823	56,769,540	1,164,339,944
Pierre J.P. de Weck	6,179,222,142	52,170,967	57,010,941	1,164,339,944
Arnold W. Donald	6,174,770,324	56,718,029	56,915,697	1,164,339,944
Linda P. Hudson	6,184,030,025	49,094,624	55,279,401	1,164,339,944
Monica C. Lozano	6,039,059,896	193,932,721	55,411,433	1,164,339,944
Thomas J. May	6,020,861,207	202,445,783	65,097,060	1,164,339,944
Brian T. Moynihan	5,968,631,608	267,288,671	52,483,771	1,164,339,944
Lionel L. Nowell, III	6,200,410,712	31,307,557	56,685,781	1,164,339,944
Denise L. Ramos	6,182,183,731	50,580,082	55,640,237	1,164,339,944
Clayton S. Rose	6,179,937,999	51,600,083	56,865,968	1,164,339,944
Michael D. White	6,172,021,269	59,498,596	56,884,185	1,164,339,944
Thomas D. Woods	6,204,345,484	27,111,987	56,946,579	1,164,339,944
R. David Yost	6,178,061,814	52,632,536	57,709,700	1,164,339,944
Maria T. Zuber	5,824,483,137	407,548,121	56,372,792	1,164,339,944

2. Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution):

For	5,879,622,940
Against	337,358,869
Abstain	71,422,241
Broker Non-Votes	1,164,339,944

3. Ratifying the appointment of our independent registered public accounting firm for 2020:

For	7,146,030,366
Against	240,294,296
Abstain	66,419,332

4. Shareholder proposal - Make shareholder proxy access more accessible:

For	1,648,297,664
Against	4,565,012,897
Abstain	75,093,489
Broker Non-Votes	1,164,339,944

5. Shareholder proposal - Adopt a new shareholder right - written consent:

For	1,763,674,765
Against	4,445,331,968
Abstain	79,397,317
Broker Non-Votes	1,164,339,944

6. Shareholder proposal - Report concerning gender/racial pay equity:

For	605,699,572
Against	5,592,310,182
Abstain	90,394,296
Broker Non-Votes	1,164,339,944

7. Shareholder proposal - Review of Statement of the Purpose of a Corporation and report on recommended changes to governance documents, policies and practices:

For	575,969,666
Against	5,594,237,565
Abstain	118,196,819
Broker Non-Votes	1,164,339,944

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: April 23, 2020